Exhibit 99.2
F&G Annuities & Life Announces Cash Tender Offer for Up to $250,000,000 Aggregate Principal Amount of Fidelity & Guaranty Life Holdings’ Outstanding 5.50% Senior Notes Due 2025
Company Release - 5/20/2024
DES MOINES, Iowa, May 20, 2024 /PRNewswire/ -- F&G Annuities & Life, Inc. (NYSE: FG) (“F&G” or the “Company”) today announced the commencement of a cash tender offer (the “Tender Offer”) by its wholly owned subsidiary Fidelity & Guaranty Life Holdings, Inc. (“FGLH”), for up to $250,000,000 aggregate principal amount (as may be increased by FGLH in its sole discretion, the “Maximum Amount”) of FGLH’s 5.50% Senior Notes due 2025 (the “Notes”) at purchase prices per $1,000 principal amount of the Notes as calculated in accordance with the table below and in accordance with, and subject to the terms and conditions set forth in, an Offer to Purchase, dated today (the “Offer to Purchase”), pursuant to which the Tender Offer is being made. Holders (the “Holders”) whose Notes are purchased pursuant to the Tender Offer will be paid accrued and unpaid interest on the Notes from, and including, the most recent interest payment date for the Notes prior to the applicable Payment Date to, but not including, the applicable Payment Date (“Accrued Interest”).

				Dollars Per $1,000 Principal Amount of the Notes(1)
Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Maximum Aggregate Principal Amount (Maximum Amount)	Tender Offer Consideration	Early Participation Amount	Total Consideration(2)
5.50% Senior Notes due 2025	CUSIP: 315786AC7 (144A) CUSIP: U30050AB1 (Reg S) ISIN: US315786AC73 (144A) ISIN: USU30050AB14 (Reg S)	$550,000,000	$250,000,000	$950	$50	$1,000
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(1)Excludes Accrued Interest. Holders whose Notes are accepted will also receive Accrued Interest on such Notes to, but not including, the applicable Payment Date.
(2)The Total Consideration (as defined below) payable for the Notes includes the Early Participation Amount (as defined below) and will be a price per $1,000 principal amount of Notes validly tendered in the Tender Offer at or prior to the Early Participation Date (as defined below) for the Tender Offer and accepted for purchase by FGLH.
The Offer to Purchase contains detailed information concerning the terms of the Tender Offer. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase. Holders are advised to check with any bank, securities broker, or other intermediary through which they hold the Notes to determine when such intermediary would require receipt of instructions from a Holder in order for that Holder to be able to participate in the Tender Offer before the deadlines described herein. The deadlines set by any such intermediary and The Depository Trust Company for the tender of Notes may be earlier than the deadlines specified herein.
The Tender Offer will expire at 5:00 p.m., New York City time, on June 18, 2024, unless extended or earlier terminated by FGLH in its sole discretion (such date and time, as the same may be extended, the “Expiration Date”). Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on June 3, 2024, unless extended by FGLH in its sole discretion (such date and time, as the same may be extended, the “Early Participation Date”), and not validly withdrawn, and accepted for purchase by FGLH (subject to the Maximum

Amount and to proration, if any) will receive the total consideration for their Notes, as set forth in the table above (the “Total Consideration”), which includes the early participation amount applicable to the Notes, as set forth in the table above (the “Early Participation Amount”). Holders of Notes that are validly tendered after the Early Participation Date, but at or prior to the Expiration Date, and not validly withdrawn, and accepted for purchase by FGLH will receive only the Tender Offer Consideration, which is an amount equal to the applicable Total Consideration less the Early Participation Amount, as set forth in the table above. In addition, payments for Notes purchased will include Accrued Interest on such Notes.
Tendered Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 3, 2024, unless extended by FGLH in its sole discretion (such date and time, as the same may be extended, the “Withdrawal Date”), but not thereafter unless otherwise required by applicable law. FGLH will accept for payment, and thereby purchase, all Notes validly tendered and not validly withdrawn pursuant to the Tender Offer at or prior to the Expiration Date, subject to the Maximum Amount and proration (if applicable), provided that Notes tendered at or prior to the Early Participation Date will be accepted for purchase in priority to Notes tendered after the Early Participation Date, but at or prior to the Expiration Date. If, on the Early Payment Date, Notes are purchased in the Tender Offer representing an aggregate principal amount that is equal to the Maximum Amount, no additional Notes will be purchased in the Tender Offer, and there will be no final settlement date for the Tender Offer.
FGLH reserves the right, but is under no obligation, to increase the Maximum Amount at any time, subject to compliance with applicable law, which could result in FGLH purchasing a greater aggregate principal amount of Notes in the Tender Offer. There can be no assurance that FGLH will exercise its right to increase the Maximum Amount. If FGLH increases the Maximum Amount, it does not expect to extend the Withdrawal Date, subject to applicable law. Accordingly, Holders should not tender any Notes that they do not wish to have purchased in the Tender Offer.
FGLH is making the Tender Offer in order to retire certain of the Notes prior to their maturity. Substantially concurrently with the Tender Offer, the Company is conducting an offering of senior notes (the “New Notes” and, the issuance of the New Notes, the “Financing Transaction”), subject to market and other conditions. This press release is not an offer to sell, or a solicitation of an offer to purchase, the New Notes.
The Tender Offer is conditioned upon, among other things, the Company having received aggregate net proceeds from the Financing Transaction (after the payment of any fees and expenses related thereto) and having made a corresponding capital contribution to FGLH, on or prior to the applicable Payment Date, in an amount sufficient for FGLH to (i) purchase Securities that have been validly tendered and not validly withdrawn up to the Maximum Amount and (ii) pay any fees and expenses related thereto (such condition, the “Financing Condition”). The Tender Offer is not conditioned upon the tender of any minimum principal amount of Notes. Subject to applicable law, FGLH may, in its sole discretion, waive any condition applicable to the Tender Offer or extend the Tender Offer. Under certain conditions and as more fully described in the Offer to Purchase, FGLH may, in its sole discretion, terminate the Tender Offer before the Expiration Date.
FGLH has appointed BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC to act as the dealer managers for the Tender Offer and has retained D.F. King & Co., Inc. to serve as the tender and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by email at fandg@dfking.com or by telephone at (212) 269-5550 (banks and brokers) or (800) 669-5550. Questions regarding the Tender Offer may be directed to BofA Securities, Inc. toll-free at (888) 292-0070 or collect at (980) 387-3907, J.P. Morgan Securities LLC toll-free at (866) 834-4666 or collect at (212) 834-3424, RBC Capital Markets, LLC toll-free at (877) 381-2099 or collect at (212) 618-7843 and Wells Fargo Securities, LLC toll-free at (866) 309-6316 or collect at (704) 410-4235.
This press release is not (i) an offer to sell or purchase, or a solicitation of an offer to purchase or sell, any securities or (ii) a notice of redemption or an obligation to issue a notice of redemption. The Tender Offer is being made solely by FGLH pursuant to the Offer to Purchase. The Tender Offer is not being made to, nor will FGLH accept tenders of Notes from, Holders in any jurisdiction in which the Tender Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

About F&G
F&G Annuities and Life, Inc. is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit www.fglife.com.
Disclaimer
This press release must be read in conjunction with the Offer to Purchase. This press release and the Offer to Purchase (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Tender Offer. If any Holder is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Tender Offer. None of the Company, FGLH, the dealer managers, the tender and information agent, or any person who controls or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether any Holder should participate in the Tender Offer.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not related to present facts or current conditions or that are not historical facts, as well as statements that address activities, events, or developments that F&G anticipates will or may occur in the future, including, but not limited to, such things as the anticipated timing and closing of the offering of the notes, the use of net proceeds from the offering of the notes and other such matters. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “project,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements include statements based on management’s current expectations and assumptions about future events. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond F&G’s control, that could cause actual results to differ materially from those in or implied by the forward-looking statements. Factors that may cause such differences include the risks and uncertainties described in F&G’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, F&G’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the other reports and filings F&G makes with the SEC. These forward-looking statements speak only as of the date of this press release. F&G disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise.
Contact:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
515.330.3307
Investor.relations@fglife.com
SOURCE F&G Annuities & Life, Inc.